UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2022

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 21, 2022, Natural Gas Services Group, Inc. (the “Company”) and John W. Chisholm entered into a Severance Agreement and Release (the “Agreement”), memorializing the terms of Mr. Chisholm’s resignation of employment with the Company previously reported by the Company in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022. In addition, effective December 28, 2022, Mr. Chisholm retired from the Company’s Board of Directors. The following is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Report. Pursuant to the Agreement, Mr. Chisholm will receive:

a.A cash payment of $110,000, less applicable taxes, deductions and withholdings;

b.An immediately exercisable stock option for 25,000 shares of Company common stock at an exercise price of $17.00 per share which shall expire on November 11, 2025;

c.Issuance of 16,935 shares of Company common stock pursuant to the Company’s 2019 Equity Incentive Plan, as amended, which are immediately vested;

d.Vesting acceleration of his restricted stock award for 4,212 shares of the Company’s common stock granted last year which was scheduled to vest on April 26, 2023 in connection with his annual director service compensation; and

e.Vesting acceleration and payment of his restricted cash award of $50,000 granted last year which was scheduled to vest on April 26, 2023, in connection with his annual director service compensation.

In addition, Mr. Chisholm will retain the vested stock option that he was awarded in his Letter Agreement for 25,000 shares at an exercise price of $15.00 per share, which shall continue and remain outstanding pursuant to its terms. The remaining unvested stock options under the Letter Agreement have been cancelled.

Except for the foregoing compensation items, no further compensation will be owed to Mr. Chisholm in connection with his Letter Agreement or his remaining directorship term which was set to expire at the annual meeting of shareholders in 2025.

The Agreement also provides that for a period of twenty-four (24) months, Mr. Chisholm will not, within the United States, directly or indirectly, compete with the Company in connection with (a) the business of manufacturing, fabricating, selling, leasing, renting and the maintenance of natural gas compressors and natural gas flare systems, components and ignition systems, (b) installing and servicing flare stacks and related ignition and control devices or (c) in any other business or activity related to the natural gas compressor industry that is in competition in any manner whatsoever with the business of any of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02.

Mr. Chisholm’s decision to retire was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.  Financial Statements and Exhibits.
(d)         Exhibit
The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Severance Agreement and Release Between Natural Gas Services Group, Inc. and John W. Chisholm dated December 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	December 28, 2022
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
Interim President & Chief Executive Officer